SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2004

REMOTE DYNAMICS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26140	51-0352879

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1155 Kas Drive, Suite 100, Richardson, Texas 75081
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 301-2000

(Former Name or Former Address, if Changed Since Last Report)
Minorplanet Systems USA, Inc.

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

       Final Consummation of Exit Financing

     On July 20, 2004, Remote Dynamics, Inc. (the “Company”) entered into and consummated a Third Amended Letter Agreement (the “Letter Agreement”) with HFS Minorplanet Funding LLC and other accredited investors which it represents (“HFS”) increasing the amount of the exit financing from $1.575 million to $2.0 million. A copy of the Letter Agreement is attached hereto as Exhibit 99.1. On July 20, 2004, the Company finally consummated the Letter Agreement with the issuance a $2.0 million convertible promissory note to HFS with the principal balance being due 36 months from the date of funding, with an annual interest rate of 12 percent (the “Note”). Upon issuance of the Note, HFS provided the $2 million funding to the Company less a commission in the amount of $80,000 representing four percent (4%) of the loan proceeds. A copy of the Note is attached hereto as Exhibit 99.2.

     The Company is required to pay 36 monthly-accrued interest-only payments on the principal balance of the Note, with the initial interest payment due 30 days from funding. Following the initial year of the note, the Company may elect to repay the loan without premium or penalty.

     Pursuant to the Letter Agreement, HFS, may at any time demand repayment of such portion of the accrued interest and unpaid principal on the Note in such number of shares of common stock, based upon a fixed conversion price of $2.90 per share of common stock, if converted in year 1 of the repayment of the Note or a fixed conversion price of $3.08 per share of common stock if converted subsequent to year 1 of the repayment of the Note, whose aggregate value equals the amount of accrued interest and principal being repaid.

     Pursuant to the Letter Agreement, the Company’s Board of Directors must execute any documents or instruments or pass any corporate resolutions necessary to appoint to the Board of Directors of the Company one additional director designated by HFS (“Additional Designee”) unless such appointment would cause the Company to violate the independent director requirements, based on the written advice of legal counsel, as set forth in the rules and regulations of the NASDAQ Stock Exchange, the Sarbanes-Oxley Act of 2002 (the “SOX”) and the rules and regulations promulgated by the Securities and Exchange Commission pursuant to the SOX. This Additional Designee shall serve on the Company’s Board of Directors until the promissory note is repaid in cash or repaid by conversion to common stock.

     Accordingly, Stephen CuUnjieng, the President of HFS, was appointed to the Company’s Board of Directors effective July 13, 2004 as the Additional Designee pursuant to the Letter Agreement. Mr. CuUnjieng has been employed by the Company as Director of Strategic Finance since January 30, 2004, immediately prior to the filing of the bankruptcy, to assist the Company with further fund raising. Mr. CuUnjieng is a controlling partner in the HFS.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit. The following exhibits are filed with this document:

Exhibit No.	Description
10.1	Third Amended Letter Agreement dated July 20, 2004 between the Company and HFS Minor Planet Funding LLC.

10.2	Convertible Promissory Note issued July 21, 2004 to HFS in the principal amount of $2 million.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTE DYNAMICS, INC.

/s/ J. Raymond Bilbao

J. Raymond Bilbao
Senior Vice President, General Counsel & Secretary

Date: August 4, 2004

Exhibit No.	Description
10.1	Third Amended Letter Agreement dated July 20, 2004 between the Company and HFS Minor Planet Funding LLC.

10.2	Convertible Promissory Note issued July 21, 2004 to HFS in the principal amount of $2 million.